EXHIBIT 10.6

AGREEMENT TO ENTER INTO ASSIGNMENT AGREEMENT

AND SUBLEASE AGREEMENT

THIS AGREEMENT TO ENTER INTO ASSIGNMENT AGREEMENT AND SUBLEASE AGREEMENT (“Agreement”) is made and entered into as of the 1st day of April, 2007 (the “Effective Date”) by and between SAFLINK CORPORATION, a Delaware corporation (“Saflink”), and MANTIS TECHNOLOGY GROUP, INC., a Washington corporation (“MTGI”).

RECITALS

A. Saflink and Mastro Willows II, LLC (“Landlord”) are parties to that certain Lease Agreement, dated November 21, 2005 (the “Lease”), respecting approximately 19,456 rentable square feet of space (the “Premises”) in the building commonly known as 124 Willows Building B, with a street address of 12413 Willows Road NE, Kirkland, WA 98034 (the “Building”).

B. Saflink desires to assign its rights and obligations as tenant under the Lease to MTGI, and MTGI desires to accept such assignment.

C. Concurrently with such assignment, Saflink desires to sublease from MTGI, and MTGI desires to sublease to Saflink, a portion of the Premises, consisting of approximately 4,973 rentable square feet in the location and configuration shown in white on the floor plan attached hereto as Exhibit “A” (the “Subleased Premises”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Assignment of Lease. Subject to the terms and conditions hereof, concurrently with the execution of this Agreement, Saflink shall assign all of its rights and obligations as tenant under the Lease to MTGI and MTGI shall assume all the rights and obligations of Saflink as tenant under the Lease. The form of assignment agreement (the “Assignment Agreement”) to be executed by the parties to effect such assignment is attached hereto as Exhibit “B” and shall be executed currently with the execution of this Agreement.

2. Sublease. Subject to the terms and conditions hereof, concurrently with the execution of this Agreement and the Assignment Agreement, MTGI shall sublease to Saflink, and Saflink shall sublease from MTGI, the Subleased Premises. The form of sublease agreement (the “Sublease Agreement”) to be executed by the parties to effect such sublease is attached hereto as Exhibit “C” and shall be executed concurrently with the execution of this Agreement and the Assignment Agreement.

3. Bill of Sale. Subject to the terms and conditions hereof, concurrently with the execution of this Agreement, the Assignment Agreement and the Sublease Agreement, Saflink shall assign, transfer and convey to MTGI for its use and benefit, all right, title and interest in and to the furniture listed on Schedule 1 to Exhibit “D” attached hereto. The form of bill of sale (the “Bill of Sale”) to be executed by Saflink to effect such transfer is attached hereto as Exhibit

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“D” and shall be executed concurrently with the execution of this Agreement, the Assignment Agreement and the Sublease Agreement.

4. Security Deposit.

(a) Saflink Security Deposit: The parties acknowledge and agree that as of the Effective Date, Landlord holds a cash security deposit from Saflink in the amount of One Hundred Forty-Eight Thousand Three Hundred Fifty-Two Dollars ($148,352) (the “Saflink Security Deposit”). By executing the consent on the signature page below (the “Consent”), Landlord hereby agrees to return the Saflink Security Deposit to Saflink within five (5) days after the Effective Date.

(b) MTGI Security Deposit. Upon execution of this Agreement, MTGI shall deliver to Landlord a security deposit in the amount of One Hundred Forty-Eight Thousand Three Hundred Fifty-Two Dollars ($148,352) (the “MTGI Security Deposit”). MTGI and Landlord agree that Section 5 of the Lease shall apply to the handling of the MTGI Security Deposit. Notwithstanding the foregoing, the parties agree that in lieu of a cash deposit, MTGI may deliver the MTGI Security Deposit to Landlord in the form of a clean and irrevocable stand by letter of credit issued by and drawable upon a financial institution approved by Landlord.

5. Condition to Effectiveness. The parties’ obligations under this Agreement are expressly conditioned on Landlord consenting to this Agreement, the Assignment Agreement, the Sublease Agreement, and the terms of Section 4 above. By executing the Consent, Landlord hereby consents to this Agreement, Assignment Agreement and Sublease Agreement.

6. Mutual Cooperation. The parties hereto covenant and agree to cooperate with each other in any and all matters necessary to effectuate the provisions of this Agreement.

7. Assignment. Except as otherwise expressly provided herein, neither party shall assign this Agreement in whole or in part, voluntarily or involuntarily, or any rights hereunder without first obtaining the other party’s written consent, which consent shall not be unreasonably withheld.

8. Commissions. MTGI has agreed to pay a brokerage commission to Office Lease (“MTGI’s Broker”) in connection with the Assignment Agreement, which commission is MTGI’s responsibility pursuant to a separate agreement between MGTI and MTGI’s Broker. Saflink has agreed to pay a brokerage commission to The Staubach Company (“Saflink’s Broker”) in connection with the Assignment Agreement, which commission is Saflink’s responsibility pursuant to a separate agreement between Saflink and Saflink’s Broker. MTGI and Saflink hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with the transactions contemplated by this Agreement other than MTGI’s Broker and Saflink’s Broker, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

9. Attorneys’ Fees. In the event of any controversy, claim, or dispute between the parties hereto arising out of or relating to this Agreement or the breach thereof, the prevailing party shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as

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and for attorneys’ fees and costs in such litigation or arbitration proceeding which shall be determined by the court in such litigation or by the arbitrator in any arbitration proceeding. “Prevailing party” within the meaning of this paragraph shall include, without limitation, a party who brings an action or arbitration proceeding against the other party after the other party’s breach or default, including any appeal and enforcement of judgment, if such action is settled or dismissed upon the payment by the other party of the sums allegedly due or performance of the covenants allegedly breached, or the plaintiff obtains substantially the relief sought by it in the action or arbitration proceeding. The attorneys’ fees and costs recoverable by the prevailing party hereunder shall include, without limitation, those incurred to defend or prosecute any appeal, and/or to enforce any resulting judgment.

10. Governing Law. This Agreement shall be interpreted and governed by the laws of the State of Washington.

11. Prior Agreements. This Agreement, together with the Exhibits, contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other contemporaneous written or oral agreement or understanding pertaining to any such matter shall not be effective for any purpose.

12. Modification of Agreement. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

13. Construction of Agreement. The language and all parts of this Agreement shall be in all instances construed simply according to its fair meaning and not strictly for or against either of the parties hereto. Headings at the beginning of sections and subsections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement.

14. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon both of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

15. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by United States certified or registered mail, postage prepaid, return receipt requested:

If to Saflink:

Saflink Corporation

Attn: Mr. Jeff Dick

12413 Willows Road NE, Ste. 300

Kirkland, WA 98034

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If to MTGI:

Mantis Technology Group, Inc.

Attn: _________________

12413 Willows Road NE, Ste. 300

Kirkland, WA 98034

or to such other addresses as any party hereto may, from time to time, designate in writing delivered in a like manner.

16. Incorporation. The recitals set forth herein and all exhibits identified herein and attached hereto are incorporated herein by their reference.

17. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall be in full force and effect.

18. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not be deemed a continuing waiver or waiver of any subsequent breach of any provision of this Agreement, whether of a like nature or otherwise.

19. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to be an original, but all of which together shall constitute a single agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

SAFLINK CORPORATION,
a Delaware corporation

By:
Name:
Title:

MANTIS TECHNOLOGY GROUP, INC.,
a Washington corporation

By:
Name:
Title:

CONSENT:

Landlord hereby acknowledges and consents to this Agreement, the Assignment Agreement and the Sublease Agreement. Landlord agrees that it shall be bound by the provisions of Section 4 of this Agreement regarding the Saflink Security Deposit and the MTGI Security Deposit and that no additional consent is required from Landlord to authorize the transactions contemplated by this Agreement.

MASTRO WILLOWS II, LLC

By:
Name:
Title:

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EXHIBIT A

SUBLEASED PREMISES

[see attached]

1

EXHIBIT B

ASSIGNMENT AGREEMENT

[see attached]

1

EXHIBIT C

SUBLEASE AGREEMENT

[see attached]

1

EXHIBIT D

BILL OF SALE

[see attached]

1

SCHEDULE 1 TO EXHIBIT D

LIST OF FURNITURE

[see attached]

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into as of April 1, 2007 (the “Effective Date”) by and between SAFLINK CORPORATION, a Delaware corporation (“Assignor”) and MANTIS TECHNOLOGY GROUP, INC., a Washington corporation (“Assignee”), and with reference to the following facts:

Recitals. Mastro Willows II, LLC, as “Landlord”, and Assignor, as “Tenant”, are parties to that certain Lease Agreement, dated November 21, 2005 (the “Lease”), for those certain premises consisting of 19,456 rentable square feet (the “Premises”), located in the building commonly known as 124 Willows Building B, with a street address of 12413 Willows Road NE, Kirkland, WA 98034, as more particularly described in the Lease. Assignor and Assignee wish hereby to accomplish the assignment to Assignee of all of Assignor’s right, title and interest in and to the Lease and the Premises, and Assignee’s assumption of such right, title and interest and its agreement to perform the responsibilities of Assignor arising under the Lease.

IN CONSIDERATION of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Assignor and Assignee hereby agree as follows:

1.	Assignment by Assignor.

1.1 Assignment. Assignor hereby assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title and interest in and to the Lease, as the “Tenant” described therein, and in and to the leasehold and the Premises (collectively, the “Leasehold”).

1.2 Assignor’s Responsibilities. Assignor shall protect, indemnify, defend and hold Assignee and its affiliates, and their respective officers, directors, shareholders, legal representatives, successors and assigns, and each of them, free and harmless from and against any and all debts, liabilities, obligations, losses, damages, costs or expenses (including, but not limited to attorneys’ fees), and settlements in respect thereof (each, a “Loss” and collectively, “Losses”), accruing or based upon or arising out of the Lease, the Leasehold or the occupancy or use of the Premises, if and to the extent that such Loss arose prior to the Effective Date or with respect to periods of time prior to, or events occurring before, the Effective Date. Assignee may use the security deposit, paid by Assignor, under the Sublease Agreement to compensate Assignee for any loss as defined in this section.

2.	Assumption by Assignee

2.1 Assumption. Consistent with the other terms and conditions of this Agreement, Assignee hereby assumes from and after the Effective Date all of the obligations and duties of Assignor as the “Tenant” described in and arising under the Lease.

2.2 Assignee’s Responsibilities. Subject to Section 1.2 (Assignor’s Responsibilities), Assignee shall protect, indemnify, defend and hold Assignor and its affiliates, and their respective officers, directors, shareholders, legal representatives, successors and assigns, and each of them, free and harmless from and against any and all Losses accruing or based upon or arising out of the Lease, the Leasehold or the occupancy or use of the Premises, if and to the extent that such Loss arose on or after the Effective Date or with respect to periods of time on or after, or events occurring on or after, the Effective Date.

3.	Specific Agreements.

3.1 Payment and Performance. Without limiting the generality of or any specific provision of the Lease, from and after the Effective Date, Assignee shall pay to Landlord the rents and other amounts as they come due in accordance with the terms and conditions of the Lease, and shall comply with and perform all of the obligations of the Tenant arising under the terms and conditions of the Lease.

3.2 No Other Waiver. Nothing in this Agreement shall be construed to be a waiver of Assignor’s or Assignee’s obligations, pursuant to the terms and conditions of the Lease, to obtain Landlord’s written consent to any further transfer, hypothecation or assignment of the Lease or any further subletting of the Premises.

3.3 Address for Notice. The Lease is hereby amended to provide as follows: The address of the “Tenant” for the purposes of notices under the Lease and this Agreement shall be, until changed by notice to Landlord by Assignee, as follows:

Mantis Technology Group, Inc.

12413 Willows Road NE, Ste. 300

Kirkland, WA 98034

Attention: ________________

4.	Effectiveness. This Agreement shall be effective as to each of the signatories hereto as of the Effective Date if and only if this Agreement shall have been executed by all parties identified below.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

“Assignor”	“Assignee”

SAFLINK CORPORATION,	MANTIS TECHNOLOGY GROUP, INC.
a Delaware corporation	a Washington corporation

By:	By:
Name:	Name:
Its:	Its:

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SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is made and entered into as of April 1, 2007 (“Effective Date”), between MANTIS TECHNOLOGY GROUP, INC., a Washington corporation (“MTGI” or “Sublessor”), and SAFLINK CORPORATION, a Delaware corporation (“Saflink” or “Sublessee”).

W I T N E S S E T H:

WHEREAS, Saflink, as tenant, and Mastro Willows II, LLC, as landlord (“Landlord” or “Master Landlord”) entered into that certain Lease Agreement, dated November 21, 2005 (the “Lease” or the “Master “Lease”), with respect to approximately 19,456 rentable square feet of space (the “Premises”) in the building commonly known as 124 Willows Building B, with a street address of 12413 Willows Road NE, Kirkland, WA 98034 (the “Building”) located on the real property more particularly described in the Master Lease; and

WHEREAS, concurrently with execution of this Sublease, Saflink, as assignor, and MTGI, as assignee, are entering into an assignment agreement (the “Assignment Agreement”), pursuant to which Saflink is assigning its rights and obligations as tenant under the Lease to MTGI and MTGI is assuming Saflink’s rights and obligations as tenant under the Lease;

WHEREAS, concurrently with execution of the Assignment Agreement, Saflink and MTGI desire to enter into this Sublease, pursuant to which Saflink desires to sublease from MTGI, and MTGI desires to sublease to Saflink, approximately 4,973 square feet of space of the Premises in the location and configuration depicted in white on the floor plan attached hereto as Exhibit “A” (the “Subleased Premises”).

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, for all purposes, Sublessor and Sublessee hereby agree as follows:

ARTICLE 1

MASTER LEASE

1.1 Sublease Subject to Master Lease. This Sublease is subject and subordinate to the Master Lease.

1.2 Compliance with Master Lease.

A. Sublessee hereby covenants and agrees to comply with and perform all obligations of Sublessor under the Master Lease to the extent pertaining to the Subleased Premises. Sublessee agrees that whenever the consent of Master Landlord is required under the terms of the Master Lease with respect to any action, Sublessee shall obtain the consent of Sublessor and of Master Landlord prior to taking such action.

B. In the event of termination of the Master Lease or reentry or dispossession of Sublessor by Master Landlord under the Master Lease, Master Landlord may, at its option, take over all of the right, title and interest of Sublessor, as sublessor under this Sublease, and in such event Sublessee shall, at Master Landlord’s option, attorn to Master Landlord pursuant to the then executory provisions of this Sublease.

C. Sublessee agrees that, during the Sublease Term, it will not take or fail to take any action upon or with reference to the Subleased Premises that would cause Sublessor to be or become in default under the Master Lease. Sublessee agrees to use the Subleased Premises solely for the uses set forth in the Master Lease, subject to and in accordance with the provisions of the Master Lease.

1.3 Services. Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Master Lease with respect to the Subleased Premises (subject to all the provisions, restrictions and conditions imposed under the Master Lease). Sublessor shall in no event be liable to Sublessee for Master Landlord’s failure to provide any such services, amenities and rights. Notwithstanding the fact that the phone system servicing the Premises and Subleased Premises (the “Phone System”) is being transferred from Sublessee to Sublessor pursuant to that certain bill of sale (“Bill of Sale”) being executed concurrently with this Sublease, Sublessor agrees to provide Sublessee with full use of and access to the Phone System during the Sublease Term (defined in Section 3.1 below).

1.4 Exercise of Rights and Remedies Under Master Lease.

1.4.1 If Master Landlord shall default in the performance of any of its obligations under the Master Lease, Sublessor shall, upon the written request of Sublessee, use its diligent and best efforts to enforce the Master Lease and obtain Master Landlord’s compliance with its obligations thereunder.

1.4.2 Sublessor shall (i) pay, when and as due, all rent and other charges payable by Sublessor to Master Landlord under the Master Lease, and (ii) perform all other obligations of Sublessor as the tenant under the Master Lease. Sublessor agrees that it will not amend the Master Lease to increase the obligations of or to decrease the rights of or services to, Sublessee, nor voluntarily terminate the Master Lease with respect to the Subleased Premises, except upon prior written notice to and consent of Sublessee, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in this Sublease, if this Sublease terminates due to a default of Sublessor under the Master Lease (not caused by Sublessee), then Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees) caused by or arising in connection with Sublessor’s default and resulting termination of this Sublease.

1.5 Sublessee’s Maintenance. Sublessee shall at all times use and occupy the interior of the Subleased Premises in a manner than keeps the Subleased Premises in good and safe order, condition and repair. Sublessee shall not cause or permit the destruction, defacement, damaging, impairing or removing of any part of the Subleased Premises or the facilities, equipment, or appurtenances on or within the Subleased Premises.

ARTICLE 2

DEMISE AND DESCRIPTION

2.1 Demise of Subleased Premises. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, for the term herein set forth, all of Sublessor’s right, title and interest in and to the use and occupancy of the Subleased Premises arising under the Master Lease.

2.2 Common Areas. Sublessee and its employees shall have the right to use in common with Sublessor and its employees the server room, which is depicted on Exhibit “A”. In addition, Sublessee, its employees and invitees shall have the right to use in common with Sublessor, its employees and invitees the lunch room and common area/restrooms, which areas are depicted on Exhibit “A”.

2.3 Condition of the Subleased Premises. Sublessee acknowledges and agrees that neither Master Landlord or Sublessor shall have any obligation to pay for or provide any improvements in or to the Subleased Premises. Sublessee acknowledges and agrees that it has inspected the Subleased Premises and agrees to accept same in its present condition, “AS IS” and “WITH ALL FAULTS.” Sublessee shall not make any alterations, additions, improvements or installations in the Subleased Premises without the prior written consent of Sublessor and Master Landlord and in accordance with the provisions of Section 12 of the Master Lease. In addition, Sublessee must comply with all other applicable provisions of the Master Lease prior to taking any such actions.

ARTICLE 3

TERM; SURRENDER OF POSSESSION

3.1 Term. Unless the Master Lease is terminated sooner pursuant to the terms thereof, the term of this Sublease (“Sublease Term”) shall be for the period commencing on April 1, 2007 (the “Commencement Date”) and ending on March 31, 2008 (the “Expiration Date”).

3.2 Surrender of the Subleased Premises. At the termination of this Sublease, by lapse of time or otherwise, Sublessee shall deliver up the Subleased Premises to Sublessor in the same condition as existed on the Commencement Date, ordinary wear and tear excepted. Sublessee shall not be required to remove any alterations, improvements or fixtures within the Subleased Premises which existed as of the Commencement Date. Upon such termination of this Sublease, Sublessor shall have the right to re-enter and resume possession of the Subleased Premises.

3.3 Holding Over. In the event of holding over by Sublessee after expiration or termination of this Sublease without the prior written consent of Sublessor, Sublessee will pay

Sublessor 125% of any rent that Sublessor must pay the Landlord under the Master Lease as a result of Sublessee’s holdover with respect to Subleased Premises.

ARTICLE 4

RENT; SECURITY DEPOSIT

4.1 Rent. Sublessor is accepting the personal property described in that certain Bill of Sale being executed by the parties concurrently with this Sublease in lieu of rent (including any base rent and additional rent) under this sublease.

4.2 Security Deposit. Within ten (10) days after execution of this Sublease, Sublessee shall provide Sublessor a security deposit (“Security Deposit”) in the amount of Seventy-Five Thousand Dollars ($75,000). The Security Deposit shall be held by Sublessor without liability for interest and as security for the performance by Sublessee of Sublessee’s covenants and obligations under this Sublease. Upon the occurrence of a default that is not cured within the applicable notice and grace period, Sublessor may, without prejudice to any other remedy, use such deposit to the extent necessary to make good any damage, injury, expense or liability caused to Sublessor by such event of default of Sublessee. Sublessor may use the Security Deposit to compensate Sublessor for any loss under Section 1.2 of the Assignment and Assumption Agreement. Following any such application of the Security Deposit, Sublessee shall pay to Sublessor within fifteen (15) days after demand the amount so applied in order to restore the Security Deposit to its original amount. The remaining balance of the Security Deposit shall be returned by Sublessor to Sublessee within fifteen (15) days after the end of the Sublease Term.

ARTICLE 5

QUIET ENJOYMENT

5.1 Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the term herein described, subject to the provisions and conditions of this Sublease and of the Master Lease.

ARTICLE 6

ASSIGNMENT AND SUBLETTING

6.1 No Subleasing or Assignment. Subject to the terms of Section 19 of the Master Lease, Sublessee shall not, without the prior written consent of Sublessor and Master Landlord, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Subleased Premises or any part thereof.

ARTICLE 7

INDEMNIFICATION AND EXCULPATION

7.1 Sublessee’s Indemnity. Sublessee shall indemnify Sublessor for and hold Sublessor harmless from and against all costs, expenses (including reasonable attorneys’ fees),

fines, suits, claims, demands, liabilities and actions which Sublessor may incur, or for which Sublessor may be liable to Master Landlord, resulting from any breach, violation or nonperformance of any covenant or duty of Sublessee hereunder or from the negligence or intentional misconduct of Sublessee or Sublessee’s employees, agents, contractors, licensees and invitees.

7.2 Sublessor’s Indemnity. Sublessor shall indemnify Sublessee for and hold Sublessee harmless from and against all costs, expenses (including reasonable attorneys’ fees), fines, suits, claims, demands, liabilities and actions which Sublessee may incur, or for which Sublessee may be liable to Master Landlord, resulting from any breach, violation or nonperformance of any covenant or duty of Sublessor hereunder or under the Master Lease or from the negligence or intentional misconduct of Sublessor or Sublessor’s employees, agents, contractors, licensees and invitees.

7.3 Insurance Requirement. Sublessee shall maintain at all times during the Sublease Term commercial general public liability insurance, including personal injury and property damages, with contractual liability endorsement, of at least Five Hundred Thousand Dollars ($500,000.00) for property damage, One Million Dollars ($1,000,000.00) per occurrence and One Million Dollars ($1,000,000) in the aggregate for personal injuries or deaths of persons occurring in or about the Subleased Premises, or such higher amount as may be required by law or ordinance. Sublessee shall also maintain property insurance on an all-risk extended coverage basis covering any leasehold improvements installed pursuant to this Sublease and Sublessee’s property within the Subleased Premises, including furniture, equipment, trade fixtures, and other personal property. Sublessee shall provide Sublessor with a certificate of Sublessee’s insurance prior to Sublessee’s occupancy of the Subleased Premises, and shall upon Sublessor’s request make a copy of Sublessee’s insurance policies available to Sublessor for its review to confirm the required coverages. Sublessor and Master Landlord shall be named as additional insureds on Sublessee’s liability policy.

7.4 Release of Claims and Waiver of Subrogation. SUBLESSOR AND SUBLESSEE AGREE TO RELEASE EACH OTHER FROM AND AGAINST ANY AND ALL LOSS OF OR DAMAGE TO PROPERTY ARISING OUT OF OR INCIDENT TO ANY PERIL REQUIRED BY THEM TO BE INSURED AGAINST BY THE MASTER LEASE AND/OR THE SUBLEASE. THE EFFECT OF SUCH RELEASE IS NOT LIMITED TO THE AMOUNT OF INSURANCE ACTUALLY CARRIED OR REQUIRED TO BE CARRIED, TO THE ACTUAL PROCEEDS RECEIVED AFTER A LOSS OR TO ANY DEDUCTIBLES APPLICABLE THERETO. EACH PARTY SHALL HAVE THE INSURANCE COMPANY THAT ISSUES PROPERTY COVERAGE WAIVE ANY RIGHTS OF SUBROGATION AND SHALL HAVE THE INSURANCE COMPANY INCLUDE AN ENDORSEMENT ACKNOWLEDGING THIS WAIVER, IF NECESSARY. ANY COST ASSOCIATED WITH OBTAINING SUCH A WAIVER FROM EACH PARTY’S INSURANCE COMPANY SHALL BE BORNE BY THAT PARTY. EITHER PARTY’S FAILURE TO CARRY THE REQUIRED INSURANCE SHALL NOT INVALIDATE THIS WAIVER.

ARTICLE 8

DEFAULTS AND REMEDIES

8.1 Default by Sublessee. The following events shall constitute a default by Sublessee under this Sublease:

a. Sublessee fails to comply with or observe any provision of this Sublease and such failure continues for thirty (30) days after delivery to Sublessee of written notice thereof (or such longer period as is reasonably necessary to remedy such default, provided that Sublessee commences the remedy within such thirty (30) day period and continuously and diligently pursues such remedy until such default is cured);

b. The abandonment of the Premises by Sublessee;

c. Sublessee makes a general assignment for the benefit of its creditors; or if this Sublease is rejected (i) by a bankruptcy trustee for Sublessee, (ii) by Sublesssee as debtor in possession, or (iii) by failure of Sublessee as a bankrupt debtor to act timely in assuming or rejecting this Sublease.

8.2 Remedies of Sublessor. In case of a default hereunder by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all the rights against Sublessee as would be available to Master Landlord against Sublessor under the Master Lease if such breach were by Sublessor thereunder.

ARTICLE 9

MISCELLANEOUS

9.1 Signage. Sublessor and Master Landlord approve Sublessee’s parking lot signage that is in existence as of the Commencement Date. Sublessee, at Sublessee’s expense, shall remove all of Sublessee’s other signage at the Premises prior to the Commencement Date.

9.2 Parking. Sublessee shall be entitled to three (3) undesignated parking spaces per 1,000 rentable square feet at no cost pursuant to the Parking Rider of the Master Lease.

9.3 Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

9.4 Headings; Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

9.5 Counterparts. For the convenience of the parties, any number of counterparts of this Sublease may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

9.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by United States certified or registered mail, postage prepaid, return receipt requested:

If to Sublessor:	Mantis Technology Group, Inc.
12413 Willows Road NE, Ste. 300
Kirkland, WA 98034
Attention:________________

If to Sublessee:	Saflink Corporation
12413 Willows Road NE, Ste. 300
Kirkland, WA 98034
Attention: Mr. Jeff Dick

or to such other addresses as any party hereto may, from time to time, designate in writing delivered in a like manner.

9.7 Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

9.8 Applicable Law. This shall be construed according to the laws of the State of Washington.

9.9 Entire Agreement. The terms and provisions of all Schedules and Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

9.10 Severability. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

9.11 Master Landlord’s Consent Required. The parties acknowledge that, pursuant to the provisions of the Master Lease, Sublessor is required to obtain Master Landlord’s written consent to this Sublease and that Master Landlord has granted its consent to this Sublease (and to the Assignment Agreement) in that certain Agreement to Enter Into Assignment Agreement and Sublease Agreement being entered into between the parties concurrently with this Sublease.

9.12 Exhibits. The Exhibits attached hereto are incorporated into and made a part of this Sublease for all purposes.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned Sublessor and Sublessee have executed this Sublease on the dates set forth below to be effective as of the Effective Date.

SUBLESSOR:

MANTIS TECHNOLOGY GROUP, INC.,
a Washington corporation

By:
Name:
Title:

SUBLESSEE:

SAFLINK CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibits:

Exhibit “A” – Subleased Premises

Exhibit “A”

Subleased Premises

[see attached]

1

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made, executed and delivered by SAFLINK CORPORATION, a Delaware corporation (hereinafter referred to as “Seller”), to MANTIS TECHNOLOGY GROUP, INC., a Washington corporation (hereinafter referred to as “Buyer”), as of April 1, 2007. The transfer of the Assets (defined below) is subject to the terms and conditions of this Bill of Sale.

1. Sale: For valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, Seller hereby assigns, transfers and conveys to Buyer, its successors and assigns for its and their use and benefit, all right, title and interest in and to the equipment and furniture listed on Exhibit A attached hereto and incorporated herein by this reference (the “Assets”), and Buyer hereby accepts the Assets.

2. Warranty: Seller warrants that it owns and sells and transfers to Buyer the Assets free and clear of all liens and encumbrances, and Seller will warrant and defend Buyer against any adverse claim thereto. With the exception of such title warranty, the Assets are transferred to Buyer without any representation or warranty, whether express or implied, and are being transferred by Buyer on an “as-is”, “where-is”, and “with-all-fault” basis. Buyer acknowledges that it has had a full and complete opportunity to inspect the Assets, and fully and unconditionally accepts such Assets in their current used condition. Seller hereby expressly disclaims all warranties, including but not limited to, as to merchantability and/or fitness of a particular purpose, whether as to the physical condition, value or utility of the Assets.

3. Location of Assets: It is hereby acknowledged by the parties hereto that the Assets are currently located in the premises located at 124 Willows Building B, 12413 Willows Road NE, Suite 300, Kirkland, WA 98034.

4. Tax: Buyer shall be responsible for payment of any applicable sales tax resulting from this transaction.

5. General: This Bill of Sale shall be governed by and construed under the laws of the State of Washington. This Bill of Sale shall bind Seller and its successors and assigns and shall inure to the benefit of Buyer and its successors and assigns. This Bill of Sale contains the entire agreement between the parties as to the subject matter hereof, and shall supersede in its entirety all prior discussions, correspondence or agreements whatsoever regarding such subject matter.

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the date set forth above.

BUYER:	SELLER:

MANTIS TECHNOLOGY GROUP, INC.	SAFLINK CORPORATION,
a Delaware corporation	a Washington corporation

By:	By:
Its:	Its:
Date:	Date:

EXHIBIT A

[to be attached]